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                                                                     EXHIBIT 8.1











April 2,  2002



Stelmar Shipping, Ltd.
Status Center, 2A Areos Street
Vouliagmeni 16671 Athens
Greece

              RE: STELMAR SHIPPING LTD.

Ladies and Gentlemen:

                  You have requested our opinion regarding certain United States tax matters relating to Stelmar Shipping Ltd. (the "Company") and the holders of common shares of the Company.

                  In formulating our opinion as to these matters, we have examined such documents as we have deemed appropriate, including the Registration Statement and amendments to such Registration Statement filed by the Company on Form F-3 with the Securities and Exchange Commission pursuant to the Securities Act of l933, as amended, through the date hereof (the "Registration Statement"). We also have obtained such additional information as we have deemed relevant and necessary from representatives of the Company.

                  Based on the facts as set forth in the Registration Statement and, in particular, on the representations, covenants, assumptions, conditions and qualifications described under the caption "Risk Factors" therein, we hereby confirm that the opinions of Seward & Kissel LLP with respect to federal income tax matters are those opinions attributed to Seward & Kissel LLP expressed in the Registration Statement under the caption "Risk Factors". It is our further opinion that the tax discussion set forth under the caption "Risk Factors" in the Registration Statement accurately states our views as to the tax matters discussed therein.

                  Our opinions and the tax discussion set forth in the Registration Statement are based on the current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service which may be cited or used as precedents, and caselaw, any of which may be changed at any

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Stelmar Shipping Ltd.
April 3, 2002
Page 2


time with retroactive effect. No opinion is expressed on any matters other than those specifically referred to above by reference to the Registration Statement.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made part of the Registration Statement.

                                                     Very truly yours,


                                                     SEWARD & KISSEL LLP